Execution Version

ALPINE SUMMIT FUNDING LLC

$80,000,000

Series 2022-1 Floating Rate Oil & Gas Asset-Backed Notes due April 2023

______________

Note Purchase Agreement

______________

Dated April 29, 2022

Table of Contents

Section	Heading	Page

i

Schedule A - Defined Terms

Schedule 6.3(a) - Closing Information; Financial Statements; Disclosure Documents

Schedule 6.3(b) - Financial Statements

Schedule 6.4(a) - Organizational and Ownership of the Alpine Parties

Schedule 6.4(c) - Alpine Parties and Affiliates Organizational Chart

Schedule B - Information Relating to Purchasers

ALPINE SUMMIT FUNDING LLC

Series 2022-1 Floating Rate Oil & Gas Asset-Backed Notes due April 2023

April 29, 2022

To Each of the Purchasers Listed in
Schedule B Hereto:

Ladies and Gentlemen:

Alpine Summit Funding LLC, a Delaware limited liability company (the "Issuer"), Alpine Summit Energy Partners, Inc., a company incorporated under the Business Corporations Act (British Columbia) ("Parent"), HB2 Origination, LLC, a Delaware limited liability company ("Manager" and "Seller"), Ironroc Energy Partners LLC, a Texas limited liability company ("Operator"), Alpine Summit Funding Holdings LLC, a Delaware limited liability company ("Holdings" and, together with the Parent, the Manager, the Seller, the Operator and the Issuer, collectively, the "Alpine Parties"), agree with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Issuer will authorize the issue and sale of $80,000,000 aggregate principal amount of its Series 2022-1 Floating Rate Oil & Gas Asset-Backed Notes due April 2023 (the "Notes"), in accordance with the terms set forth herein.

The Notes shall be issued pursuant to, and shall be substantially in the forms set forth in Exhibit A to, the indenture (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture"), to be dated April 29, 2022, by and between the Issuer, as issuer, and UMB Bank, N.A., as indenture trustee (in such capacity, the "Indenture Trustee"), as paying agent and as securities intermediary.

Certain capitalized and other terms used in this Note Purchase Agreement (this "Agreement") are defined in Schedule A.  For purposes of this Agreement, the rules of construction set forth in Section 18.4 shall govern.

SECTION 2. SALE AND PURCHASE OF NOTES.

(a) Subject to the terms and conditions of this Agreement and the Indenture and on the basis of the representations, warranties and agreements herein contained, the Issuer will issue and sell on the Closing Date to each Purchaser and each Purchaser, severally and not jointly, will purchase on the Closing Date from the Issuer, in accordance with Section 3, Notes in the principal amount specified for such Purchaser in Schedule B, at the purchase price (the "Purchase Price") of 100% of the principal amount thereof.  The Purchasers' obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

(b) The Alpine Parties' respective obligations hereunder, including the obligation of the Issuer to issue and sell the Notes to the Purchasers on the Closing Date, are subject to the receipt by the Issuer on the Closing Date of the Purchase Price for the Notes from each of the applicable Purchasers.

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur on the Closing Date.  On the Closing Date, the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form set forth in Exhibit A to the Indenture (in such number and in such denominations of at least $250,000, as such Purchaser may request), dated the Closing Date and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Issuer of the Purchase Price therefor by wire transfer of immediately available funds.

SECTION 4. CONDITIONS TO FUNDING AND PURCHASERS' OBLIGATIONS.

Each Purchaser's obligation hereunder to purchase and pay for the Notes to be sold to such Purchaser on the Closing Date is subject to the fulfillment to such Purchaser's satisfaction of the following conditions (except to the extent such conditions are waived by such Purchaser in writing):

Section 4.1. Representations and Warranties.  The representations and warranties of each of the Alpine Parties contained in this Agreement, the other Basic Documents and any certificate or document delivered pursuant thereto (as applicable) shall be true and correct as of the Closing Date, unless such representation or warranty expressly speaks as of an earlier date in which case such representation or warranty shall be true and correct as of such earlier date.  The Indenture Trustee, for the benefit of each Secured Party, is entitled to rely on the representations and warranties of the Alpine Parties in the Basic Documents as though such representations and warranties were addressed to the Indenture Trustee for the benefit of each Secured Party.

Section 4.2. Performance; No Default.  Each of the Alpine Parties shall have performed and complied with all of its respective agreements and covenants contained in this Agreement and the other Basic Documents required to be performed or complied with by it prior to the Closing Date.  Before and after giving effect to the issuance and sale of the Notes by the Issuer (and the application of the proceeds thereof as contemplated by Section 6.19 and the other Basic Documents), no Material Event shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer's Certificate.  Each of the Alpine Parties shall have delivered to the Purchasers an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Section 4 have been fulfilled.

(b) Secretary's or Director's Certificate.  Each of the Alpine Parties shall have delivered to the Purchasers a certificate of its Secretary, Assistant Secretary or other Authorized Officer, dated the Closing Date, certifying and attaching thereto (or specifying any condition that has been waived): (i) a copy of each Organizational Document of such Alpine Party, and to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) the names and specimen signatures of the officers or other authorized signatories of such Alpine Party who are authorized to execute documents and certificates delivered under this Agreement (with such amendments or modifications as may be approved by the Purchasers); (iii) resolutions or similar written directions or comments of the board of directors or board of managers of such Alpine Party approving and authorizing the execution, delivery and performance of this Agreement by such Alpine Party and the other applicable Basic Documents to which it is a party and, as applicable, delivery of the Notes; (iv) a good standing certificate from the applicable Governmental Authority of such Alpine Party's jurisdiction of formation (and, if currently required to be qualified as a foreign corporation therein, the State of Texas) to do business, each dated the Closing Date or a recent date prior thereto; and (v) such other documents as the Purchasers may reasonably request.

Section 4.4. Opinions of Counsel.  Each Purchaser shall have received in form and substance reasonably satisfactory to such Purchaser, dated the Closing Date and addressed to such Purchaser and the Indenture Trustee: (a) opinions from Porter Hedges LLP ("Porter Hedges"), counsel for the Alpine Parties, covering certain corporate matters, the enforceability of the Basic Documents under New York and Texas law, the creation of the security interests created thereby, perfection matters under New York and Texas law, true sale, absolute transfer and substantive consolidation matters, tax matters, securities law matters (including investment company and covered fund matters) and such other matters as each Purchaser may reasonably request; (b) memorandum of Porter Hedges regarding the U.S. Risk Retention Rules; (c) opinions from Alston and Bird, LLP, counsel for the Indenture Trustee, covering such matters as each Purchaser may reasonably request; (d) opinions from Willkie Farr & Gallagher LLP, counsel for the Back-up Manager, covering such matters as each Purchaser may reasonably request; and (e) opinions from Richards, Layton & Finger, P.A. ("RLF"), Delaware counsel for the Alpine Parties other than the Operator, covering certain corporate matters, the enforceability of the Holdings LLC Agreement and the Issuer LLC Agreement under Delaware law, perfection matters under Delaware law and such other matters as each Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc.  On the Closing Date, such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

Section 4.6. Sale and Delivery of Notes.  The Notes shall be sold by the Issuer to the Purchasers on the Closing Date in the manner set forth in Section 3 hereof and shall be authenticated, executed and delivered by the Issuer to each Purchaser on the Closing Date.  On the Closing Date, the Issuer shall sell to each Purchaser and each Purchaser shall, subject to the other terms of this Agreement, purchase the Notes to be purchased by it on the Closing Date as specified herein, including Schedule B.

Section 4.7. Payment of Special Counsel Fees; Upfront Fee.  Without limiting Section 6.19, the Issuer shall have paid on or before the Closing Date, (i) the fees, charges and disbursements of the Purchasers' counsel and (ii) the fees required to be paid in accordance with the Alpine Side Letter.

Section 4.8. Private Placement Numbers.  Private Placement Numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9. Changes  Each of the Alpine Parties shall not have changed its jurisdiction of formation, incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 6.3(b) attached hereto, or if later, its date of formation. Since December 31, 2021, (i) there shall not have occurred any suspension or limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or any setting of minimum or maximum prices for trading on such exchange, or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; (ii) there shall not have occurred any general commercial banking moratorium declared by Federal, Delaware or New York authorities; and (iii) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Purchasers, the effect of any such outbreak, escalation, declaration, calamity or emergency on the U.S. financial markets makes it impractical or inadvisable to proceed with the offering, sale of and payment for the Notes.

Section 4.10. Funding Instructions.  Prior to the Closing Date (or such shorter time frame as acceptable to each Purchaser), each Purchaser shall have received written instructions signed by an Authorized Officer on letterhead of the Parent confirming the wiring instructions for the Collection Account including (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number/Swift Code/IBAN and (iii) the account name and number into which the Purchase Price for the Notes is to be deposited.

Section 4.11. Basic Documents.  Each of the Basic Documents shall have been duly executed and delivered by the respective parties thereto.

Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the consummation of the transactions contemplated by this Agreement and the other Basic Documents and all documents and instruments incident to the consummation of such transactions shall be satisfactory to such Purchaser and its counsel as of the Closing Date, and such Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such counsel may reasonably request.

Section 4.13. Interest Reserve Account Initial Deposit.  The amount deposited by the Issuer into the Interest Reserve Account after giving effect to the transactions contemplated on the Closing Date (which may be contemporaneously deducted from the Purchase Price with respect to the Notes and deposited into the Interest Reserve Account from the Collection Account) will be no less than the Interest Reserve Account Initial Deposit.

Section 4.14. Litigation.  There shall not exist any claim, action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal) pending or, to the Knowledge of any of the Alpine Parties, threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, could, if determined adversely to any Alpine Party and after taking into effect applicable insurance coverage, reasonably be expected to Materially and adversely impact (i) the issuance of the Notes, (ii) the power or right of the parties to enter into or perform their obligations under the Basic Documents, (iii) the consummation of the transactions contemplated by the Basic Documents, (iv) the purchase by the Issuer of any Wellbore Interests, or (v) the financial condition, business, operations, regulatory obligations, creditworthiness, properties or affairs of any of the Alpine Parties.

Section 4.15. Material Adverse Change.  There shall not exist any Material Adverse Effect on the financial condition, business, operations, regulatory obligations, creditworthiness, properties (including, as to the Seller, the Wellbore Interests), or affairs of any of the Alpine Parties since December 31, 2021.

Section 4.16. USA PATRIOT Act.  At least five (5) days prior to the Closing Date (or such shorter time frame as acceptable to each Purchaser), such Purchaser shall have received all documentation and other information with respect to the Alpine Parties required by such Purchaser under applicable "know-your-customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act; provided that such Purchaser has provided at least ten (10) Business Day's prior written notice to the Issuer regarding the documentation and other information so required.

Section 4.17. [Reserved.]

Section 4.18. [Reserved.]

Section 4.19. Security Interest.  Counsel to the Purchasers shall have received evidence satisfactory to them of the final executed copy of the Asset Purchase Agreement to effect the Seller's sale and transfer of its interests in the Wellbore Interests to the Issuer.  Counsel to the Purchasers shall have received reasonably satisfactory copies of (i) UCC financing statements and final executed and recordable copies of all mortgages and deeds of trust and other instruments or documents necessary or advisable to perfect the Indenture Trustee's security interest in the Collateral and the proceeds thereof, (ii) any assignments, allonges, bond powers and other instruments or documents necessary or advisable to vest title in the Wellbore Interests to the Issuer and to grant a security interest in the Collateral to the Indenture Trustee, and (iii) UCC amendments and duly executed recordable release of any deeds of trust, mortgages, financing statements, fixture filings and security agreements, terminating any Liens, pledges or security interests in, to or under any of the Collateral (other than any Permitted Liens).  The Issuer and Indenture Trustee shall enter into control agreements or take other actions for the Indenture Trustee to have a first priority perfected security interest in each of the Issuer Accounts, as provided in Section 9-104 and Section 9-106 of the UCC, as applicable.

Section 4.20. Hedge Agreements.  The Purchasers shall have received evidence satisfactory to them of the final executed Hedge Agreements in form and substance acceptable to the Purchasers.

Section 4.21. Foreign Qualifications.  The Issuer shall provide evidence to each Purchaser that the Issuer is qualified to conduct its business in the State of Texas.  The Issuer is not required to obtain foreign qualifications in any other jurisdiction.

Delivery of an electronic counterpart of any documents by any Alpine Party under this Section 4 (including e-mail transmission of a signed signature page of such documents) shall satisfy the requirements hereof.

SECTION 5. RESERVED

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE ALPINE PARTIES

Each Alpine Party (both as to itself and as to each other Alpine Party, with respect to each of the representations and warranties contained in this Section 6), represents and warrants to each Purchaser that on and as of the Closing Date:

Section 6.1. Organization; Power and Authority.

(a) Each Alpine Party (i) is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and (ii) is duly qualified as a foreign corporation or limited liability company (as applicable) and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Alpine Party has the corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, each other Basic Document to which it is a party and the Notes (in the case of the Issuer) and to perform the provisions hereof and thereof.

Section 6.2. Authorization, Etc.

(a) This Agreement, the Notes and each other Basic Document to which any Alpine Party is a party have been duly authorized by all requisite corporate or company action on the part of such Alpine Party and have been duly executed and delivered by each such Alpine Party. This Agreement constitutes, and upon execution and delivery thereof each Note (assuming due authorization, execution and delivery thereof by the Indenture Trustee and upon authentication thereof by the Indenture Trustee at the direction of the Issuer) and each other Basic Document (assuming due authorization, execution and delivery thereof by any non-Alpine Party counterparties thereto) to which each Alpine Party is a party will constitute, a legal, valid and binding obligation of each Alpine Party, as applicable, enforceable against such Alpine Party, as applicable, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The execution and delivery by each Alpine Party of this Agreement and the other Basic Documents to which it is a party, (in the case of the Issuer) the issuance and sale of the Notes by the Issuer in the manner contemplated herein, and the performance by the Alpine Parties of this Agreement and the other Basic Documents to which it is a party, as applicable, will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation, certificate of formation, memorandum and articles of association or limited liability company agreement, as applicable, of such Alpine Party.

Section 6.3. Disclosure Materials; Financial Statements and Internal Control Framework.

(a) The Alpine Parties  have caused to be delivered or made available to each Purchaser the information set forth on Schedule 6.3(a) (collectively, the "Closing Information").  The Closing Information fairly presents, in all material respects, as of the date thereof, the general nature of the business and principal properties of the Alpine Parties other than the Operator. The Closing Information and the financial statements listed in Schedule 6.3(b) (collectively, the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  The Wellbore Interests conformed as of the date of such descriptions, including supplements or modifications to such descriptions, in all material respects with the descriptions thereof, if any, contained in the Closing Information.  Except as disclosed in the Disclosure Documents, since December 31, 2021, there has been no development or change in the financial condition, operations, business, properties or prospects of the Alpine Parties other than the Operator except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  With respect to the Operator, since December 31, 2021, there has been no development or change in the financial condition, operations, business, properties or prospects of the Operator except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The financial statements listed on Schedule 6.3(b) (including in each case the related schedules and notes) fairly present in all material respects the financial condition, financial performance and cash flows of the Parent and its Subsidiaries, as of the date of and for the periods presented,  have been prepared in accordance with the applicable Accounting Standard consistently applied throughout the periods presented except as set forth in the notes thereto, and show all liabilities, direct and contingent, of the respective parties required to be shown in accordance with applicable Accounting Standard.

(c) Parent maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Applicable Accounting Standard and to maintain asset accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the extent applicable to Parent, Parent is in compliance in all material respects with National Instrument 52-109 - Certification of Disclosure in Issuer's Annual and Interim Filings of the Canadian Securities Administrators, as applicable to the Parent.

Section 6.4. Organization and Ownership of the Alpine Parties.

(a) Schedule 6.4(a) contains (except as noted therein), as of the date hereof, complete and correct lists of (i) the Alpine Parties and (ii) the sole members, directors or managers, as applicable, and officers of each Alpine Party.

(b) The Issuer has no, and shall not have any, Subsidiaries. Holdings has no Subsidiaries other than the Issuer.

(c) Attached as Schedule 6.4(c) is a true and correct depiction of the corporate organizational ownership structure of the Parent and its Subsidiaries (with certain of such Subsidiaries being referred to summary form) as of the date hereof.

Section 6.5. Compliance with Laws, Other Instruments, Etc.

(a) The execution and delivery by each Alpine Party of this Agreement and the other Basic Documents to which it is a party, (in the case of the Issuer) the issuance and sale of the Notes by the Issuer in the manner contemplated herein, and the performance by each of the Alpine Parties of this Agreement and the other Basic Documents to which it is a party, as applicable, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Alpine Party under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease (other than any oil and gas lease), corporate charter, limited liability company agreement, memorandum of association, articles of association, regulations or by-laws, shareholders agreement or any other agreement or instrument to which such Alpine Party is bound or by which such Alpine Party or any of its properties may be bound or affected (other than pursuant to the Basic Documents), (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Alpine Party or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Alpine Party, except, in each case, as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Alpine Party, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurrence of, Indebtedness of the Issuer of the type to be evidenced by the Notes (other than any such limitations or restrictions contained in the Basic Documents).

(c) Each of the Alpine Parties carry, or are covered by, insurance from insurers of recognized financial responsibility (or self-insurance) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries, except as would not reasonably be expected to have a Material Adverse Effect.  All such policies of insurance of the Alpine Parties are in full force and effect, the Alpine Parties are in compliance with the terms of such policies in all material respects, and none of the Alpine Parties nor any of Affiliates has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, in each case, except as would not reasonably be expected to have a Material Adverse Effect.  There are no claims by any Alpine Party under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect. No Alpine Party has any reason to believe that it will not be able to renew its existing insurance coverage, as when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

Section 6.6. Consents, Governmental Authorizations, Etc. No consent, permit, approval or authorization of, or order, registration, filing, qualification or declaration with, any Governmental Authority is required of any Alpine Party in connection with the execution, delivery or performance by any Alpine Party of this Agreement and the other Basic Documents to which it is a party, (in the case of the Issuer) the issuance and sale of the Notes by the Issuer, or the performance by the Alpine Parties of the terms and provisions of this Agreement and the other Basic Documents to which it is a party, except for those that have been made or obtained or as required under Section 2(f) of the Management Services Agreement.

Section 6.7. Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the Knowledge of any of the Alpine Parties, threatened against or affecting any Alpine Party or any property of any Alpine Party in any court or before any arbitrator of any kind or before or by any Governmental Authority (i) that asserts the invalidity of any Basic Document, (ii) that seeks to prevent the issuance of the Notes or transfer of any Wellbore Interests or the consummation of any of the transactions contemplated by any Basic Document, (iii) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Issuer or the Notes, (iv) that seeks any determination or ruling that might Materially and adversely affect the performance by any of the Alpine Parties, as applicable, of its obligations under, or the validity or enforceability of, any Basic Document or (v) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) No Alpine Party is (i) in default (or any event that with notice, the passage of time or both would constitute a default) under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority, (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 6.15), or (iv) in default or in violation of its Organizational Documents, which, in each case, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.8. Taxes.  Each of the Alpine Parties has filed all tax returns that are required to have been filed in any jurisdiction through the date hereof or has timely requested extensions thereof, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the related Alpine Party has established adequate reserves in accordance with the applicable Accounting Standard.  Such Alpine Party knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of such Alpine Party in respect of U.S. federal, state or other taxes for all fiscal periods are adequate, in accordance with the applicable Accounting Standard, except to the extent of any inadequacy that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.9. Title to Property; Leases.  Each of the Alpine Parties has good and sufficient title to, leasehold interests in, or license or easement to use, its properties that individually or in the aggregate are Material, including all such properties (other than the Wellbore Interests) reflected in the most recent audited balance sheet referred to in Section 6.3 or purported to have been acquired by such Alpine Party after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens other than Permitted Liens.  All leases, licenses or easements of such Alpine Party that individually or in the aggregate are Material are valid and subsisting and are in full force and effect. Notwithstanding the foregoing or Sections 6.19 or 6.22, the Parties acknowledge and agree that (a) the parties to the Asset Purchase Agreement have agreed to a Title Failure (as defined in the Asset Purchase Agreement) mechanic set forth in Section 5.11 of the Asset Purchase Agreement to address any potential Title Failures identified with respect to the Wellbore Interests being conveyed to the Issuer and (b) the foregoing representations and warranties contained in this Section 6.9 and the representations and warranties in Sections 6.19 and 6.22 shall not be deemed to be, and the Alpine Parties make no, representations and warranties with respect to Title Failures or otherwise to title to the Wellbore Interests, and this Section 6.9 does not and Sections 6.19 and 6.22 do not, and shall not be construed to, expand, replace or otherwise affect the matters set forth in Section 5.11 of the Asset Purchase Agreement.

Section 6.10. Licenses, Permits, Etc.  Each of the Alpine Parties owns or possesses all consents, licenses, certificates, authorizations, permits, franchises, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, necessary to conduct the business associated with such Alpine Party's assets, except where the failure to possess such licenses, certificates, authorizations, permits, franchises, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.11. Compliance with ERISA.

(a) Each of the Alpine Parties and each ERISA Affiliate thereof have operated and administered each of their ERISA Plans in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  None of the Alpine Parties nor any ERISA Affiliate thereof maintains or contributes to or has any obligation to maintain or contribute to, any Plan that is subject to Title IV of ERISA, nor (in the case of the Issuer) does the Issuer or any ERISA Affiliate thereof have any liability under Title IV of ERISA, including any liability with respect to any Multiemployer Plan, except where such could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) The expected post-retirement benefit obligation (determined as of the last day of the Issuer's most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Issuer is not Material.

(c) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Issuer to each Purchaser in the first sentence of this Section 6.11(c) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 7.3 as to the sources of the funds to be used to pay the Purchase Price of the Notes to be purchased by such Purchaser.

Section 6.12. Private Offering by the Issuer.  No Alpine Party nor anyone acting on its behalf has offered the Notes for sale to, or solicited any offer to buy the Notes from, or otherwise approached or negotiated in respect thereof with, any Person in a manner that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction, including the jurisdiction of organization of the Issuer.

Section 6.13. Use of Proceeds; Margin Regulations.  The Issuer will apply the proceeds of the issuance and sale of the Notes hereunder for the funding of the Interest Reserve Account, the payment of expenses and as partial consideration for the purchase of Wellbore Interests.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any Alpine Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  As used in this Section 6.19, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

Section 6.14. Existing Indebtedness; Future Liens.

(a) The Issuer has no outstanding Indebtedness (other than Permitted Indebtedness and the obligations contemplated by the Basic Documents).

(b) Except as contemplated by the Basic Documents, the Issuer has not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness (other than Permitted Liens) or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness (other than Permitted Liens).

(c) The Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer, except as provided in the Basic Documents.

Section 6.15. Foreign Assets Control Regulations, Etc.

(a) None of the Alpine Parties, any Alpine Party Affiliate or any Controlled Entity with respect to each Alpine Party is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the OFAC (an "OFAC Listed Person"), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of any U.S. Economic Sanctions Laws. None of the Alpine Parties, any Alpine Party Affiliate or any Controlled Entity with respect to any Alpine Party has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions Laws.

(b) No part of the proceeds from the sale of the Notes hereunder: (A) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by such Alpine Party, any Alpine Party Affiliate or any Controlled Entity with respect to such Alpine Party, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws; or (B) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws.

(c) (i) None of the Alpine Parties, any Alpine Party Affiliate or any Controlled Entity with respect to any Alpine Party (A) has violated, been found in violation of, or been charged or convicted under, any U.S. Economic Sanctions Laws or Anti-Money Laundering Laws, (B) to the Knowledge of any of the Alpine Parties, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws or Anti-Money Laundering Laws, (C) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions Laws, or (D) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(ii) Each Alpine Party has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Alpine Parties and each Controlled Entity with respect to any Alpine Party is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions Laws.

(d) (i) None of the Alpine Parties, any Alpine Party Affiliate or any Controlled Entity with respect to any Alpine Party (A) has violated, been found in violation of, or been charged or convicted under, any Anti-Corruption Laws, (B) to the Knowledge of any of the Alpine Parties, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (C) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (D) has been or is a target of sanctions that have been imposed by the United Nations or the European Union;

(ii) To any of the Alpine Parties' Knowledge, none of the Alpine Parties, any Alpine Party Affiliate or any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (A) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (B) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official's lawful duty, or (C) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation;

(iii) No part of the proceeds from the sale of the Notes hereunder will be used by any Alpine Party, any Alpine Party Affiliate or any Controlled Entity with respect to such Alpine Party, directly or indirectly, for the purposes of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws; and

(iv) Each Alpine Party has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Alpine Parties and each Controlled Entity with respect to any Alpine Party is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 6.16. No Election.  No election has been, or will be, made or filed pursuant to which the Issuer is or will be classified as an association for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3(a).

Section 6.17. Investment Company; Volcker.  No Alpine Party is required to be registered as an "investment company" under the 1940 Act as a result of relying on the exemption from registration set forth in Section 3(c)(9) thereunder, or other available exceptions or exclusions. Neither the Issuer nor the transactions contemplated under the Basic Documents constitute a "covered fund" for purposes of Section 619 of Dodd-Frank, otherwise known as the "Volcker Rule."

Section 6.18. Environmental Matters.

(a) (i) No Alpine Party has Knowledge of any claim or received any written notice of any claim and (ii) no proceeding has been instituted asserting any claim against any Alpine Party or any of their respective real properties or other assets now or formerly owned, leased or operated by it, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) No Alpine Party has Knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets of the Alpine Parties or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) No Alpine Party has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner that constitutes a violation of any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) No Alpine Party has disposed of, nor to the Knowledge of the Alpine Party has any third-party retained by any Alpine Party disposed of, any Hazardous Materials on, in, or produced from any properties owned, leased or operated by such Alpine Party in a manner that constitutes a violation of any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by any Alpine Party are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 6.19. Security Interest.  After giving effect to the transactions contemplated by the Basic Documents on the Closing Date, the Issuer will have valid legal and beneficial title to the Collateral, free and clear of all Liens, security interests or encumbrances other than Permitted Liens and will not have assigned to any Person any of its right, title or interest in any such Collateral other than pursuant to the Basic Documents (other than Permitted Liens).

Section 6.20. Brokerage Fees, Etc.  Other than as contemplated by this Agreement and the Alpine Side Letter and as agreed between the Alpine Parties, the Alpine Parties are not a party to any other contract, agreement or understanding with any person or entity that would give rise to a valid claim against the Alpine Parties for a brokerage commission, finder's fee or like payment in connection with the issuance and sale of the Notes.

Section 6.21. Notes.  The Issuer has duly authorized, issued and executed, and shall have instructed the Indenture Trustee to authenticate, the Notes. When the Notes have been duly executed and delivered by the Issuer, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued, will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and will be entitled to the benefits and security afforded by the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.  On the Closing Date, the Notes will conform in all material respects to the description thereof in the Indenture.

Section 6.22. Collateral.  The Issuer has duly authorized, executed and delivered the Indenture and the Issuer has granted a security interest in the Collateral together with any assignments, allonges, bond powers and other instruments or documents relating thereto to the Indenture Trustee in accordance with the terms of the applicable Basic Documents.  The Issuer's grant of a security interest in the Collateral to the Indenture Trustee pursuant to the applicable Basic Documents and the filing of the UCC-1 financing statements and the Mortgages will vest in the Indenture Trustee, for the benefit of the Noteholders and the Hedge Counterparties, a first priority perfected security interest, mortgage or deed of trust therein, subject to no prior Lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance other than Permitted Liens.

Section 6.23. Trust Indenture Act.  The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

Section 6.24. Factual Statements.  The factual statements contained in the opinions provided by Porter Hedges and RLF that are described in Section 4.4 are true and correct as stated therein.

Section 6.25. Reserved.

Section 6.26. Reserved.

Section 6.27. Commission.  None of such Alpine Party or any of its Affiliates has received an order from the Commission, any state securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes, and to the best of such Alpine Party's Knowledge, no such order has been issued and no proceedings for that purpose have been instituted.

Section 6.28. Credit Risk Retention; Dodd Frank; Exchange Act.  The Notes are not subject to the legal requirements imposed by Regulation RR of the Securities Act, 17 C.F.R. § 246.1, et seq. or by Dodd-Frank. The Issuer is not required to maintain a website pursuant to Rule 17g-5(a)(3)(iii) of the Exchange Act. The Issuer is not required to file any reports with the SEC pursuant to Rule 15Ga-2 under the Exchange Act.

Section 6.29. Register Notes.  Subject to compliance by each Purchaser with its representations and warranties set forth in Section 7, it is not necessary in connection with the offer, sale and delivery of Notes to such Purchaser in the manner contemplated by the Indenture and this Agreement to register the offer and sale of such Notes under the Securities Act.

Section 6.30. Solvency.  Each Alpine Party will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer or sale of the Wellbore Interests to the Issuer under the Asset Purchase Agreement. The transfer of the Wellbore Interests under the Asset Purchase Agreement is not made in contemplation of insolvency and is not intended to defraud or disadvantage creditors of any Alpine Party.

Section 6.31. Asset Purchase Representations.  Without representing or warranting as to Seller's title to the Wellbore Interests, Seller's sale of the Wellbore Interests to the Issuer on the Closing Date pursuant to the Asset Purchase Agreement, will vest in the Issuer all of Seller's right, title and interest in and to the Wellbore Interests, in each case subject to no prior Lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance other than Permitted Liens.

Section 6.32. Commodity Pool Operator Representations.  The Issuer is not (i) a "commodity pool" as defined in Section 1a(10) of the Commodity Exchange Act or any rule or regulation relating thereto or any interpretation thereof by the Commodity Futures Trading Commission or (ii) a "financial end-user" as defined in either 17 CFR §  23.151 or 12 CFR § 349.2, in either such case, as such may be amended, modified or supplemented from time to time.

SECTION 7. REPRESENTATIONS OF THE PURCHASERS.

Section 7.1. Purchase for Investment. Each Purchaser severally and not jointly represents to each Alpine Party that it is (a) an "accredited investor" as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act, and (b) a "qualified purchaser" (as defined in the 1940 Act) that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts of qualified purchasers that are qualified institutional buyers maintained or managed by such Purchaser and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Alpine Parties are not required to register the Notes.

Section 7.2. Investment Risks.

(a) Each Purchaser severally represents and warrants that: (i) such Purchaser, with the assistance of such Purchaser's advisors, understands the risks of an investment in the Notes; (ii) such Purchaser is aware that there are substantial risks incident to an investment in the Notes and such Purchaser has made an independent investment decision to purchase the Notes after conducting such investigation as such Purchaser has deemed appropriate, which has included a review of the terms of the Notes, the other Basic Documents and related matters, of the risks relating to an investment in the Notes, and of the tax, accounting and regulatory implications relating to an investment in the Notes; and (iii) such Purchaser severally represents that it has such knowledge and experience in investing in securities (including, without limitation, securities backed by commercial loan assets (including venture loans and sponsor finance loans) and related financial and business matters) and is capable of evaluating the merits and risks of investment in the Notes.

(b) Each Purchaser severally represents and warrants that: (i) such Purchaser has evaluated the risks of investing in the Notes; (ii) such Purchaser has sought such accounting, legal, tax, regulatory, business, financial and investment advice as it has considered necessary to make an informed investment decision; (iii) such Purchaser understands there are substantial risks of loss incidental to the purchase of the Notes and is able to bear such risks; (iv) can afford a complete loss of its investment in the Notes; and (v) has determined that the Notes are a suitable investment for it.

(c) Each Purchaser severally represents that (i) the Issuer and the other Alpine Parties (or one or more of their affiliates) have furnished or provided such Purchaser with access to, and such Purchaser has had an opportunity to review, (A) the Closing Information and (B) such other information concerning the Notes and the underlying assets as is relevant to its decision to purchase the Notes, including the Basic Documents, (ii) such Purchaser has had the opportunity to ask questions of the Issuer and the other Alpine Parties concerning the Alpine Parties, their respective business and the terms and conditions of the Notes and the other Basic Documents, (iii) any questions arising from such Purchaser's review of such information have been answered by the Issuer or another Alpine Party (or one or more of their affiliates) to such Purchaser's satisfaction and (iv) such Purchaser has received all information, including any information regarding the underlying assets, that such Purchaser believes to be necessary or appropriate in connection with its consideration of an investment in the Notes.

(d) Each Purchaser severally represents and warrants that it is not purchasing the Notes as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees, including such Purchaser, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

Section 7.3. Source of Funds.  Each Purchaser's acquisition and holding of Notes will not cause the Issuer or its managers or equity holders to be a fiduciary under ERISA. Each Purchaser severally and not jointly represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the Purchase Price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account and do not constitute plan assets within the meaning of ERISA Section 3(42); or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause c, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an "investment fund" (within the meaning of Part VI of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan's assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be "related" within the meaning of Part VI(h) of the QPAM Exemption, and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause d; or

(e) the Source constitutes assets of a "plan(s)" (within the meaning of Part IV(h) of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause e; or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause g; or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA or any plan subject to Section 4975 of the Code.

As used in this Section 7.3, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.4. Power and Authority.  Each Purchaser severally represents and warrants that it has full power and authority (corporate, regulatory and other) to execute and deliver this Agreement and to purchase and hold the Notes.

SECTION 8. INFORMATION AS TO THE ALPINE PARTIES.

Section 8.1. Financial and Business Information.  The Issuer shall deliver or cause to be delivered to the Indenture Trustee on behalf each holder of a Note:

(a) Copies of the financials delivered pursuant to Section 7.01(a) and 7.01(b) of the Indenture.

(b) [Reserved]

(c) [Reserved]

(d) Notice of Material Event - copies of any notices delivered pursuant to Section 7.01(c) of the Indenture.

(e) ERISA Matters - promptly, and in any event within five (5) days after any Alpine Party becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that such Alpine Party or an ERISA Affiliate thereof proposes to take with respect thereto:

(i) with respect to any ERISA Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof that could reasonably be expected to have a Material Adverse Effect; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan, or the receipt by such Alpine Party or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by such Alpine Party or any ERISA Affiliate thereof pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority - promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to an Alpine Party from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Auditors - within ten (10) days following the date on which the Issuer's or Parent's auditors resign or the Issuer or Parent elects to change auditors, as the case may be, notification thereof, together with such further information as the Majority Noteholders may reasonably request; and

(h) Requested Information - with reasonable promptness, on an annual basis (unless any Material Event has occurred and is continuing), such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Alpine Parties that relates to the ability of the Alpine Parties to perform their obligations hereunder and under the Notes as from time to time may be reasonably requested in writing by the Majority Noteholders.

Section 8.2. Officer's Certificate.  Each set of financial statements delivered to the Indenture Trustee pursuant to Section 8.1.a) or Section 11.2 shall be accompanied by a certificate of a Senior Financial Officer of Parent certifying that such individual has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its consolidated subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Material Event or, if any such condition or event existed or exists (including, to the Knowledge of any Alpine Party, any such event or condition resulting from the failure of an Alpine Party to comply with any Environmental Law, where such failure can reasonably be expected to constitute a Material Event), then specifying the nature and period of existence thereof and what action the Alpine Parties shall have taken or propose to take with respect thereto.

Section 8.3. Visitation. Each Alpine Party shall permit the representatives of each Noteholder visitation and inspection in accordance with Section 7.02 of the Indenture.

Section 8.4. Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer's Certificates that are required to be delivered pursuant to Section 8.1 and Section 8.2 shall be deemed to have been delivered if the applicable Alpine Parties satisfy any of the following requirements with respect thereto:

(a) such financial statements and related Officer's Certificate(s) satisfying the requirements of Section 8.2 are delivered to the Indenture Trustee (for prompt further distribution to each Purchaser or any Holder of Notes) or as communicated from time to time in a separate writing delivered by the Indenture Trustee to the Alpine Parties; or

(b) if applicable, such financial statements and related Officer's Certificate(s) satisfying the requirements of Section 8.2 are timely posted by or on behalf of the Parent on IntraLinks or on any other similar website to which each holder of Notes has free access.

Notice or communications posted to an Internet or intranet website (including any data room containing information relating to the Alpine Parties) shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address of notification that such notice or communication is available and identifying the website address therefor.

SECTION 9. AFFIRMATIVE COVENANTS.

Each Alpine Party covenants (as to itself), that from and after the date of execution of this Agreement and until no Note is outstanding:

Section 9.1. Compliance with Laws.  Without limiting Section 10.4, the Issuer will comply with all laws, ordinances or governmental rules or regulations to which it is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 6.15), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case, to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance.  The Issuer will maintain, either directly or with its Affiliates, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties.  The Issuer will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Issuer from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Issuer has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims.  The Issuer will file all tax returns required to be filed by it in any jurisdiction or timely request extensions thereof and pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent, provided that the Issuer does not need to pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Issuer on a timely basis in good faith and in appropriate proceedings, and the Issuer has established adequate reserves therefor in accordance with the applicable Accounting Standard on the books of the Issuer, or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc.  Subject to Section 10.2, the Issuer will at all times preserve and keep its company existence and all rights and franchises of the Issuer in full force and effect unless, in the good faith judgment of the Issuer, the termination of or failure to preserve and keep in full force and effect such company existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records.  The Issuer will maintain proper books of record and account in conformity with the applicable Accounting Standard and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Issuer.  The Issuer will keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.  The Issuer has devised a system of internal accounting controls sufficient to provide reasonable assurances that its books, records, and accounts accurately reflect all transactions and dispositions of assets and the Issuer will continue to maintain such system.

Section 9.7. Factual Statements. The factual statements contained in opinions provided by Porter Hedges and RLF that are described in Section 4.4 shall remain true and correct as stated therein.

Section 9.8. Closing Information.

(a) No Alpine Party will effect any amendments or supplements to the Closing Information prior to the date of this Agreement or the Closing Date without prompt written notice to each Purchaser of such amendment or supplement at least two (2) Business Days in advance thereof. The Issuer will promptly advise each Purchaser and its counsel of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or examinations that may lead to such an order or communication, by any authority administering any applicable laws, as soon as practicable after an Alpine Party obtains Knowledge thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication or to obtain as soon as possible its lifting, if issued.

(b) If any event occurs prior to the Closing Date as a result of which the Closing Information as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary prior to the Closing Date at any such time to amend the Closing Information to comply with applicable law, then the Issuer promptly will notify each Purchaser and the Issuer will promptly prepare and provide each Purchaser written information that will correct such statement or omission or an amendment that will effect such compliance.  Neither the consent of any Purchaser to, nor the distribution by any Purchaser of, any amendment or supplement to the Closing Information shall operate as a waiver or limitation on any right or claim of such Purchaser hereunder.

(c) Each such Alpine Party will furnish or make available to each Purchaser copies of the Closing Information and all amendments and supplements to such documents, as soon as available and in such quantities as such Purchaser reasonably requests.

Section 9.9. Qualifying the Notes.  Upon the request of the Purchasers, each Alpine Party will use commercially reasonable efforts to assist the Purchasers in arranging for the qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States, or as necessary to qualify for clearing through DTC, as the Purchasers shall reasonably designate from time to time and will continue to use commercially reasonable efforts to assist the Purchasers in maintaining such qualifications in effect so long as desirable for the resale thereof; provided, however, that no Alpine Party shall be required to register the Notes under the Securities Act or blue sky laws of any applicable jurisdiction or shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

Section 9.10. Additional Documentation.  Each Alpine Party will (i) furnish or make available to each Purchaser such additional documents and information regarding itself and any of the other Alpine Parties  and regarding their respective affairs as such Purchaser may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Closing Information, and in order to evidence the accuracy or completeness of any of the representations and warranties or the satisfaction of the conditions contained in this Agreement and (ii) provide such Purchaser or its advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

Section 9.11. Transfer of Assets; Recordation.  Effective as of the Closing Date, each Alpine Party will, as applicable, cause its books and records relating to the Collateral to be marked to show the transfers of the Wellbore Interests from the Seller to the Issuer, and the pledge of the Collateral by the Issuer to the Indenture Trustee under the Indenture, and from and after the Closing Date each Alpine Party shall not take any action inconsistent with the Issuer's ownership of the Wellbore Interests, other than as expressly permitted by the Basic Documents.  Each Alpine Party shall cause the recordation of each of the documents required to be recorded under the Management Services Agreement to which it is a party, and shall provide or cause to be provided to the Purchasers evidence of recordation of such documents.

Section 9.12. Restriction on Sale of Notes.  For the period beginning on the date of this Agreement and ending thirty (30) days after the Closing Date, unless waived by the Majority Noteholders, no Alpine Party or any of its respective Affiliates will offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership or beneficial interest in, assets of the Issuer.

Section 9.13. Securities Act.  No Alpine Party, nor any of its respective Affiliates or agents, will, directly or indirectly, make offers or sales of any Security, or solicit offers to buy any Security, under any circumstances that would require the registration of the Notes under the Securities Act. Without limitation of the foregoing, (i) no Alpine Party, nor any of its respective Affiliates or agents, will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes that would require the registration of the Notes under the Securities Act and (ii) no Alpine Party, nor any of its respective Affiliates or agents will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any Security (as defined in the Securities Act) the offering of which Security will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act.

Section 9.14. Basic Documents.  So long as any of the Notes are outstanding, notwithstanding anything else herein or in any Basic Document, no such Alpine Party shall, without the prior written consent of the Majority Noteholders, amend any of the Basic Documents in any material respect, unless such amendment is authorized and permitted under the terms of the Basic Documents, as evidenced by an Officer's Certificate of the Alpine Parties. For the avoidance of doubt, the consent right under this Section 9.14 is in addition to any amendment requirements set forth in each Basic Document.

Section 9.15. Sponsor.  If applicable, to the extent required, the Alpine Parties shall comply in all respects with the requirements of the U.S. Risk Retention Rules with respect to the Notes.

Section 9.16. Ratings on the Notes.  To the extent the Purchasers shall pursue having the Notes rated by a Rating Agency, each such Alpine Party will use commercially reasonable efforts to assist the Purchasers in obtaining such ratings.  In addition, to the extent the SVO requires additional information related to the Notes, each such Alpine Party will use commercially reasonable efforts to procure such information for the Purchasers.

SECTION 10. NEGATIVE COVENANTS

Each Alpine Party covenants (as to itself), that from and after the date of execution of this Agreement and until no Note is outstanding:

Section 10.1. Transactions with Affiliates.  Neither the Issuer nor Holdings will enter into directly or indirectly any transaction or group of related transactions (including, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except as contemplated by the Basic Documents and except in the ordinary course and pursuant to the reasonable requirements of the Issuer's business and upon fair and reasonable terms no less favorable to the Issuer than would be obtainable in a comparable arm's length transaction with a Person not an Affiliate.

Section 10.2. Merger, Transfer, Consolidation, Etc.

(a) Neither the Issuer nor Holdings shall consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (whether through a corporate distribution or otherwise), except pursuant to and in accordance with the repurchase rights under the Asset Purchase Agreement and the Management Services Agreement.  Holdings shall at all times directly own all of the equity in the Issuer.  At all times, all of the equity in Holdings shall be directly owned by one (and only one) of the Parent, the Manager or the Seller.

(b) Parent will not and no other Alpine Party will consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, unless (other than with respect to the Issuer or Holdings):

(i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Alpine Party as an entirety, as the case may be, (a) with respect to any Alpine Party other than the Parent, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), or with respect to Parent, shall be a solvent corporation or limited liability company, (b) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Basic Documents to which such Alpine Party is a party, and (c) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Majority Noteholders, to the effect that (1) all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and that all conditions in the Indenture with respect to such merger, consolidation, conveyance, transfer, or lease have been satisfied and (2) such consolidation, merger, conveyance, transfer or lease of assets shall not have a Material Adverse Effect on the Notes;

(ii) each Alpine Party shall reaffirm its obligations under the Basic Documents to which it is a party in writing at such time pursuant to documentation that is reasonably acceptable to the Purchasers;

(iii) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Material Event shall have occurred and be continuing; and

(iv) no such conveyance, transfer or lease of substantially all of the assets of such Alpine Party shall have the effect of releasing any Alpine Party or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under this Agreement or the Notes;

provided, however, any change of ownership of the Operator that results in the Operator being a wholly owned, direct or indirect, subsidiary of HB2 shall not be subject to the provisions of this Section 10.2(b).

Section 10.3. Line of Business.  The Issuer shall not at any time engage in any business other than those related to the ownership of the Wellbore Interests and the transactions contemplated by the Indenture and the other Basic Documents to which it is a party and other activities reasonably related or incidental thereto; provided, however, that the Issuer shall not engage in any business or activity or enter into any contractual arrangement (other than any business or activity in which the Issuer is engaged on the Closing Date or any contractual arrangement provided for in, or as permitted by, the Basic Documents and arrangements entered into as a result thereof and each other document required to be executed and delivered by the Issuer in accordance with the provisions thereof) that would (i) subject the Noteholders to regulation or oversight by any Governmental Body (other than the Governmental Bodies which regulate insurance companies and, following foreclosure, regulations applicable to assets held as a result of such foreclosure) or cause the Noteholders to breach any Law or regulation or guideline of any Governmental Body or require holders to obtain a consent, waiver or clarification by any Governmental Body or (ii) cause any of the representations and warranties of the Issuer contained in any of the Basic Documents to be inaccurate as of the date made or deemed made.

Section 10.4. Terrorism Sanctions Regulations.  No Alpine Party nor any Controlled Entity with respect to such Alpine Party will (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Noteholder or any affiliate of such holder to be in violation of, or subject to sanctions under, any U.S. Economic Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws applicable to such Noteholder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws, or (c) engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions Laws.

Section 10.5. Liens.  Neither the Issuer nor Holdings will, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any of its property or assets (including the Collateral), whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except for (i) Permitted Liens or (ii) in the case of Holdings, its pledge of the Membership Interests in the Issuer pursuant to the Holdings Pledge Agreement.

SECTION 11. EXPENSES, INDEMNIFICATION, ETC.

Section 11.1. Transaction Expenses.  Each of the Issuer and Holdings agrees, jointly and severally, to pay: (i) all documented out-of-pocket fees, costs or expenses, if any, of brokers and finders related to any of the Collateral or the Notes in connection with the sale of the Notes (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes ("Excluded Broker Fees")), (ii) any other documented out-of-pocket cost, fee or expenses in connection with any amendments, waivers or consents requested by an Alpine Party under or in respect of this Agreement, any Basic Document or the Notes (whether or not such amendment, waiver or consent becomes effective), (iii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under a Note to the holder thereof or otherwise charges to a holder of a Note with respect to a payment under such Note, (iv) the reasonable and document out-of-pocket costs and expenses (including the reasonable fees) of one financial adviser to all of the Purchasers, taken together, and the reasonable and documented fees of one special outside counsel to the financial advisor and, if reasonably required by the Purchasers, one local outside counsel in each relevant jurisdiction or otherwise retained with the Issuer's consent (such consent not to be unreasonably withheld or delayed), incurred in connection with the insolvency or bankruptcy of any Alpine Party and relating to, or in connection with any work-out or restructuring of, the transactions contemplated by any Basic Document, (v) any judgment, liability, obligation, claim, order, decree, fine, penalty, cost, fee, or expenses resulting from the consummation of the transactions contemplated hereby and by the other Basic Documents, including the use of the proceeds of the Notes by the Issuer, but excluding any Excluded Broker Fees, (vi) the documented out-of-pocket costs and expenses incurred by any Purchaser in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any Basic Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any Basic Document, or by reason of being a holder of any Note (it being understood that the Indenture Trustee shall act on behalf of each Secured Party in exercising any rights with respect to the Collateral in accordance with the terms of the Basic Documents), (vii) if reasonably required by the Purchasers, the reasonable and documented out-of-pocket costs and expenses of one local outside counsel in each relevant jurisdiction or otherwise retained with the Issuer's consent (such consent not to be unreasonably withheld or delayed) in connection with the closing of the sale of the Notes, and (viii) the documented out-of-pocket costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. If required by the NAIC, the Issuer shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

All amounts payable pursuant to this Section 6.22 shall be paid promptly following demand but in any event within thirty (30) days following delivery of an invoice therefor by any of the Purchasers or such holder of Notes to the applicable Alpine Party.

Section 11.2. Certain Taxes.  Each Alpine Party agrees, jointly and severally, to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery of this Agreement or any Basic Document or the execution and delivery (but not the transfer) of any of the Notes in the United States or any other jurisdiction where any Alpine Party has assets and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Alpine Parties pursuant to this Section 11.2, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by such Alpine Parties under this Section 11.2.

Section 11.3. Indemnification.

(a) Each of Holdings and the Issuer, jointly and severally, agrees to indemnify and hold harmless each Purchaser, their respective Affiliates and their respective officers, directors, employees, advisors and agents (each, an "Indemnified Person") from and against any and all actual and direct losses, claims, damages and liabilities (collectively, "Losses") incurred or suffered by any Indemnified Person to the extent relating to any of the following, including related to any claim, litigation, investigation or proceeding relating to any of the following (whether brought by a third-party or a party to this Agreement, and regardless of whether the Indemnified Person is a party thereto), and to reimburse each Indemnified Person within thirty (30) days after demand for any reasonable and documented out-of-pocket legal expenses of such Indemnified Person, and all other reasonable and documented out-of-pocket expenses incurred in connection with, investigating or defending against any claim with respect to any of the following: (A) any acts or omissions of any of the Alpine Parties, their Affiliates or their managers, members, officers, directors, agents, advisors or employees constituting negligence, gross negligence, willful misconduct or bad faith in the performance of any of their duties under this Agreement or any Basic Document, (B) any breach or alleged breach of any representations, warranties, covenants or agreements in this Agreement or any Basic Document by the Alpine Parties, or (C) any untrue statement or alleged untrue statement of a material fact contained in any of the Closing Information, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related legal or other expenses to the extent they (x) are found by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the bad faith, willful misconduct or negligence of such Indemnified Person or (y) result from a claim brought by the Issuer against any Indemnified Person for breach of such Indemnified Person's representations, warranties, or obligations hereunder or under applicable law, if the Issuer has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b) Each of the Parent, the Manager, the Operator and the Seller, jointly and severally, agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses incurred or suffered by any Indemnified Person to the extent relating to any of the following, including related to any claim, litigation, investigation or proceeding relating to any of the following (whether brought by a third-party or a party to this Agreement, and regardless of whether the Indemnified Person is a party thereto), and to reimburse each Indemnified Person within thirty (30) days after demand for any reasonable and documented out-of-pocket legal expenses of such Indemnified Person, and all other reasonable and documented out-of-pocket expenses incurred in connection with, investigating or defending against any claim with respect to any of the following: (A) any acts or omissions of any of the Parent, the Manager, the Operator, or the Seller, their Affiliates (other than Holdings and the Issuer), or their managers, members, officers, directors, agents, advisors or employees constituting negligence, gross negligence, willful misconduct or bad faith in the performance of any of the duties of the Parent, the Manager, the Operator, or the Seller under this Agreement or any Basic Document, (B) any breach or alleged breach of any representations, warranties, covenants or agreements in this Agreement or any Basic Document by any of the Parent, the Manager, the Operator, or the Seller, or (C) any untrue statement or alleged untrue statement of a material fact contained in any of the Closing Information, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related legal or other expenses to the extent they (x) are found by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the bad faith, willful misconduct or negligence of such Indemnified Person or (y) result from a claim brought by such Alpine Party or the Issuer against any Indemnified Person for breach of such Indemnified Person's representations, warranties, or obligations hereunder or under applicable law, if such Alpine Party or the Issuer has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) For purposes of this Section 11.3, any claim of, and Losses resulting from, any breach of any representation or warranty or covenant made by an Alpine Party in this Agreement or any Basic Document shall be determined without regard to any materiality, context of disclosure, knowledge or other similar qualification contained in or otherwise applicable to such representation, warranty or covenant.

(d) Notwithstanding anything to the contrary in this Section 11 or any other provision of this Agreement, nothing herein shall be interpreted to provide any guaranty of payment or performance of the Notes by any Alpine Party other than Holdings and the Issuer and Losses shall not include, and no Alpine Party (other than Holdings and the Issuer) will have any obligation to repay or satisfy, any of the Secured Obligations.

(e) Notwithstanding anything to the contrary in this Section 11 or any other provision of this Agreement, no term, condition or other provision set forth in this Agreement shall limit or otherwise impair any right or remedy provided or available to the Indenture Trustee or any other Secured Party under the Indenture.

Section 11.4. Survival; Remedies. The obligations of the Alpine Parties under this Section 11 will survive the payment or transfer of any Note, the enforcement, amendment or (except as and to the extent expressly waived) waiver of any provision of this Agreement, the Indenture, any other Basic Document or the Notes, and the termination of this Agreement. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

SECTION 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All indemnities and representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Basic Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of an Alpine Party pursuant to this Agreement shall be deemed representations and warranties of such Alpine Party under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the Basic Documents embody the entire agreement and understanding between each Purchaser and each other holder of a Note and the Alpine Parties with respect to the matters contemplated hereby and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 13. AMENDMENT AND WAIVER

Section 13.1. Requirements.  This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Alpine Parties and the Majority Noteholders. For the avoidance of doubt, the consent right under this Section 13.1 regarding any amendment hereunder is in addition to any amendment requirements set forth in each Basic Document.  Any draft of an amendment or waiver of this Agreement shall be provided in writing to each Purchaser.

Section 13.2. Solicitation of Holders of Notes.

(a) Solicitation. The Issuer will provide each holder of a Note with sufficient information, to enable such holder to make an informed and considered decision with respect to any amendment, waiver or consent proposed by an Alpine Party in respect of any of the provisions hereof.  The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 13 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Except as provided in the Basic Documents, the Issuer will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Basic Document or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 13 or any Basic Document by a holder of a Note that has transferred or has agreed to transfer its Note to an Alpine Party, any Subsidiary or any other Affiliate of an Alpine Party in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 13.3. Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 13 or in any Basic Document (amended in accordance with its terms) applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Material Event not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the any Alpine Party and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Basic Document shall operate as a waiver of any rights of any holder of such Note.

Section 13.4. Notes Held by any Alpine Party, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Basic Document or the Notes, or have directed the taking of any action provided herein or in any Basic Document or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Alpine Parties or any of its Affiliates shall be deemed not to be outstanding.

SECTION 14. NOTICES.

Except to the extent otherwise provided in Section 8.4, all notices and communications provided for hereunder shall be in writing and sent (a) by registered or certified mail with return receipt requested (postage prepaid), or (b) by an internationally recognized overnight delivery service (with charges prepaid), or (c) by electronic delivery to the e-mail addresses set forth below.  Any such notice must be sent:

(i) if to the Indenture Trustee, to:

UMB Bank, N.A.

100 William Street, Suite 1850

New York, NY 10038

Attention:

E-Mail:

(ii) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing;

(iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing; and

(iv) if to the Operator, to:

Ironroc Energy Partners LLC

2445 Technology Forest Blvd, Suite 1010

The Woodlands, TX, 77381

Attention:

Email:

(v) if to any Alpine Party other than the Operator, to:

Alpine Summit Energy Partners, Inc.

3322 West End Avenue, Suite 450

Nashville, TN 37203

Attention:

Email:

With copies (which shall not constitute notice) to:

Porter Hedges LLP

1000 Main, 36th Floor

Houston, TX 77002

Attention: E. James Cowen

Email:  jcowen@porterhedges.com

or, in each case, at such other address as the Issuer shall have specified to the holder of each Note in writing.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Unless the Indenture Trustee otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement, which acknowledgement the recipient shall be obligated to promptly provide), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

SECTION 15. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Closing Date, and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced (except the Notes themselves).  The Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 15 shall not prohibit the Issuer or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 16. CONFIDENTIAL INFORMATION.

For the purposes of this Section 16, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Alpine Parties in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Alpine Parties, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Alpine Parties, provided that the source of such information is not known by such Purchaser receiving such information to be prohibited from transmitting such information to such Purchaser by a contractual, legal, fiduciary or other obligation, or (d) constitutes financial statements delivered to such Purchaser under Section 8.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 16, (iii) any other holder of any Note, (iv) any qualified institutional buyer to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 16), (v) any Person from which it offers to purchase any Security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 16), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) to the extent such Purchaser reasonably determines such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes, this Agreement or any other Basic Document.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 16 as though it were a party to this Agreement.  On reasonable request by the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer embodying this Section 16.  Notwithstanding anything to the contrary herein, each Purchaser may place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web, and circulate similar promotional materials, in each case, after the Closing Date in the form of a "tombstone" or otherwise describing the names of the Alpine Parties and their affiliates, and the amount, type and closing date of the Notes and the Contemplated Transactions, at its own expense; provided, however, that no such tombstone, promotional announcement or other marketing material will disclose the name of any Purchaser without that Purchaser's prior written consent.

In the event that as a condition to receiving access to information relating to any Alpine Party in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through a secure website, a secure virtual workspace or otherwise) which is different from this Section 16, this Section 16 shall not be amended thereby and, as between such Purchaser or such holder and the Issuer, this Section 16 shall supersede any such other confidentiality undertaking.

SECTION 17. SUBSTITUTION OF PURCHASER.

Subject to the provisions set forth in the Indenture, each Purchaser shall have the right to substitute any one of its Affiliates, Related Funds or another Purchaser or any one of such other Purchaser's Affiliates or Related Funds (a "Substitute Purchaser") as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser's agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 7.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 17), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer of notice of such transfer, any reference to such Substitute Purchaser as a "Purchaser" in this Agreement (other than in this Section 17), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 18. MISCELLANEOUS.

Section 18.1. Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not. Except for the Indemnified Persons and the parties hereto, nothing in this Agreement is intended or shall be construed to give any other Person any rights, powers, claims, remedies or privileges hereunder. Subject to Section 10.2, no Alpine Party may assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of the Majority Noteholders.

Section 18.2. Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with the applicable Accounting Standard.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with the applicable Accounting Standard, and (ii) all financial statements shall be prepared in accordance with the applicable Accounting Standard.  For purposes of determining compliance with this Agreement (including Section 9 and Section 10), any election by the Issuer to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 - Fair Value Option, International Accounting Standard 39 - Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 18.3. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.4. Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) subject to Section 18.1, any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, unless otherwise specified, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 18.5. Counterparts; Electronic Contracting.

(a) This Agreement may be executed in any number of counterparts (including electronic PDF), each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Each of the parties hereto agrees that the transaction consisting of this Agreement and the other Basic Documents may be conducted by electronic means (other than with respect to the Notes). Each party agrees, and acknowledges that it is such party's intent, that if such party signs this Agreement or the other Basic Documents (other than the Notes) using an electronic signature, it is signing, adopting, and accepting this Agreement and the other Basic Documents (other than the Notes), and that signing this Agreement and the other Basic Documents (other than the Notes) using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement and the other Basic Documents (other than the Notes) on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.  Delivery of an electronic signature to, or a signed copy of, this Agreement and such other Basic Documents (other than the Notes) by facsimile, email or other electronic transmission (including Adobe "fill and sign" or such other provider as specified in writing by the Issuer) shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words "execution," "execute," "signed," "signature," and words of like import in or related to any document to be signed in connection with this Agreement and the other Basic Documents (other than the Notes), or the keeping of records in electronic form, shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act of 2000, the New York State Electronic Signatures and Records Act, or any state laws based on the Uniform Electronic Transactions Act.  Notwithstanding the foregoing, if any party shall request manually signed counterpart signatures to any Basic Document, each of the applicable Alpine Parties hereby agrees to use their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within five days of such request or such longer period as the requesting Purchaser or other holder of a Note and the Alpine Parties may mutually agree).

(b) The parties agree to electronic contracting and signatures with respect to each Note delivered hereunder in registered form. Delivery of an electronic signature to, or a signed copy of, any Note in the name of a particular Purchaser or other holder of a Note by facsimile, email or other electronic transmission and shall be fully binding on the Issuer to the same extent as the delivery of the signed original of any such Note and shall be admissible into evidence for all purposes, and the Issuer hereby expressly waives any defense related to a Purchaser's or holder's failure to present an original Note resulting from the Purchaser's or holder's failure to receive an original Note. The Issuer further agrees that it shall produce a physical, manually signed Note for delivery to each Purchaser or other holder of a Note in accordance with the instructions provided by such Purchaser or such holder as soon as reasonably practicable (but in any event within two (2) Business Days of such request or such longer period as the requesting Purchaser or holder and the Issuer may mutually agree).

Section 18.6. Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 18.7. Jurisdiction and Process; Waiver of Jury Trial.

(a) Each party hereto irrevocably submits to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 18.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each party hereto consents to process being served by or on behalf of any other party in any suit, action or proceeding of the nature referred to in Section 18.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 14 or at such other address of which such holder shall then have been notified pursuant to said Section.  Each party hereto agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 18.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes hereto may have to bring proceedings against any other party hereto in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 19. RIGHT OF FIRST REFUSAL.

So long as any of the Notes are outstanding (the "ROFR Period"), Kuvare shall be afforded a right of first refusal related to any transaction relating to an asset backed securitization of oil and gas wellbore interests utilizing bankruptcy remove special purpose vehicles with any Person by the Alpine Parties (including any affiliate) (a "Restricted Transaction").  If, at any time during the ROFR Period, an Alpine Party wishes to consummate a Restricted Transaction, the Alpine Parties shall provide written notice to Kuvare of the material financial and other terms and conditions agreed to for such Restricted Transaction (the "ROFR Notice").  Kuvare shall, within ten (10) Business Days of its receipt of such ROFR Notice, notify the Alpine Parties in writing of whether they want to enter into the Restricted Transaction identified in the ROFR Notice. If, by the expiration of the such ten (10) Business Day period, Kuvare has not accepted the ROFR Notice, at any time during the 180 day period following the expiration of such period, the Alpine Parties may consummate the Restricted Transaction with the counterparty identified in the ROFR Notice on the material financial and other terms and conditions that are the same or more favorable to the Alpine Parties the material financial and other terms and conditions set forth in the ROFR Notice.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Issuer, whereupon this Agreement shall become a binding agreement between you and the other parties hereto.

Very truly yours,

ALPINE SUMMIT FUNDING LLC

By:	/s/ Craig Perry
Name: Craig Perry
Title: President and Chief Executive Officer

HB2 ORIGINATION, LLC

By:	/s/ Craig Perry
Name: Craig Perry
Title: President and Chief Executive Officer

ALPINE SUMMIT ENERGY PARTNERS, INC.

By:	/s/ Craig Perry
Name: Craig Perry
Title: President and Chief Executive Officer

ALPINE SUMMIT FUNDING HOLDINGS LLC

By:	/s/ Craig Perry
Name: Craig Perry
Title: President and Chief Executive Officer

IRONROC ENERGY PARTNERS LLC

By:	/s/ Craig Perry
Name: Craig Perry
Title: Chief Executive Officer

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

LINCOLN BENEFIT LIFE COMPANY
By: Kuvare Insurance Services LP, its Investment Manager

By: /s/ Faisal Kassam_________________
Name: Faisal Kassam
Title: Managing Director

GUARANTY INCOME LIFE INSURANCE COMPANY
By: Kuvare Insurance Services LP, its Investment Manager

By: /s/ Faisal Kassam_________________
Name: Faisal Kassam
Title: Managing Director

UNITED LIFE INSURANCE COMPANY
By: Kuvare Insurance Services LP, its Investment Manager

By: /s/ Faisal Kassam_________________
Name: Faisal Kassam
Title: Managing Director

KUVARE INSURANCE SERVICES LP, ON BEHALF OF NATIONAL GUARDIAN LIFE INSURANCE COMPANY, BY VIRTUE OF AUTHORITY GRANTED UNDER THE FUNDS WITHHELD COINSURANCE AGREEMENT DATED FEBRUARY 4, 2021

By: /s/ Faisal Kassam_________________
Name: Faisal Kassam
Title: Managing Director

[Signature Page to Note Purchase Agreement]

SCHEDULE A

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term.  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture:

"1940 Act" means the Investment Company Act of 1940, as amended.

"Agreement" means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

"Alpine Party" as defined in the preamble.

"Alpine Side Letter" the Fee Letter dated as of the Closing Date by and between the Issuer and Kuvare Insurance Services LP and acknowledged by the Purchasers.

"Anti-Corruption Laws" means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

"Anti-Money Laundering Laws" means any Law or regulation in a U.S. or any non U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

"Applicable Accounting Standard" shall have the meaning assigned to such term in the Indenture.

"Asset Purchase Agreement" shall have the meaning assigned to such term in the Indenture.

"Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer, treasurer, chief investment officer, chief operating officer, chief administrative officer or chief legal officer of such Person; provided that the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to the Indenture Trustee as to the authority of such Authorized Officer.

"Blocked Person" means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under, or engaged in any activity in violation of, U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

Schedule A-1

"Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

"CISADA" means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

"Closing Date" as defined in the Indenture.

"Closing Information" as defined in Section 6.3.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

"Commission" means the U.S. Securities and Exchange Commission.

"Confidential Information" as defined in Section 16.

"Contemplated Transactions" has the meaning assigned to such term in the Indenture.

"Controlled Entity" means (i) any of the Issuer's Controlled Affiliates and (ii) Parent and its Controlled Affiliates. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlled" and "Controlling" shall have meanings correlative to the foregoing.

"Disclosure Documents" as defined in Section 6.3.

"Dodd-Frank" means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Pub. L. No. 111-203, 124 Stat. 1376 (2010).

"Environmental Laws" shall have the meaning assigned to such term in the Asset Purchase Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with Parent or any of its Subsidiaries under section 414 of the Code.

"Event of Default" has the meaning specified in Section 5.01 of the Indenture.

"Governmental Authority" means: (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which any Alpine Party conducts all or any part of its business, or which asserts jurisdiction over any properties of any Alpine Party; or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"Governmental Official" means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

Schedule A-2

"Hazardous Materials" shall have the meaning assigned to the term "Hazardous Substance" in the Asset Purchase Agreement.

"holder" means, with respect to any Note, the Person in whose name such Note is registered in the Note Register; provided, however, that if such Person is a nominee, then for the purposes of Section 8, Section 13.2 and Section 14 and any related definitions in this Schedule A, "holder" shall also mean the beneficial owner of such Note.

"Holdings" as defined in the preamble.

"Indemnified Person" is defined in Section 11.3.

"Indenture" as defined in Section 1.

"Indenture Trustee" as defined in Section 1.

"INHAM Exemption" is defined in Section 7.3(e).

"Issuer" as defined in the preamble.

"Knowledge" means, with respect to any Alpine Party, the actual knowledge (following reasonable inquiry of direct reports) of any Knowledge Person of such entity.

"Knowledge Person" means (a) with respect to Issuer and Holdings, any of the following Authorized Officers thereof (or, as applicable, their respective successors to such Authorized Officer positions): Craig Perry (President and Chief Executive Officer), Michael McCoy (Chief Operating Officer) and Darren Moulds (Chief Financial Officer), (b) with respect to the Parent, the Seller, and the Manager, any of the following Authorized Officers thereof (or, as applicable, their respective successors to such Authorized Officer positions): Craig Perry (Chairman and Chief Executive Officer), Michael McCoy (Chief Operating Officer), Darren Moulds (Chief Financial Officer), and Chris Nilan (Senior Managing Director), and (c) with respect to the Operator, any of the following Authorized Officers thereof (or, as applicable, their respective successors to such Authorized Officer positions): Craig Perry (Chief Executive Officer) and Michael McCoy (President and Chief Operating Officer).

"Kuvare" means Kuvare Insurance Services LP.

"Losses" is defined in Section 11.3.

"Management Services Agreement" shall have the meaning set forth in the Indenture.

"Manager" as defined in the preamble.

Schedule A-3

"Material" means material in relation to the business, operations, affairs, condition (financial or otherwise), assets or properties of the applicable Alpine Parties, taken as a whole, or are necessary for the performance of obligations under the Basic Documents.

"Material Adverse Effect" means, with respect to a Person, a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of such Person, (b) the ability of such Person to perform its obligations under this Agreement, the Basic Documents and the Notes, or (c) the validity or enforceability of this Agreement, a Basic Document or the Notes.

"Material Event" shall have the meaning assigned to such term in the Indenture.

"Multiemployer Plan" means any ERISA Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

"NAIC" means the National Association of Insurance Commissioners or any successor thereto.

"NAIC Annual Statement" is defined in Section 7.3(a).

"Notes" as defined in Section 1.

"OFAC Listed Person" as defined in Section 6.15(a).

"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

"OFAC Sanctions Program" means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

"Office Notice" as defined in Section 4.4.

"Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the applicable Alpine Party whose responsibilities extend to the subject matter of such certificate.

"Operator" as defined in the preamble.

"Organizational Documents" of any entity means (a) in the case of a corporation, the articles or certificate of incorporation (or the equivalent of such items under state applicable law) and the bylaws of such corporation, (b) in the case of a limited liability company, the certificate or articles of existence or formation and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of formation and limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership, and (d) any equivalent documents to the foregoing under the state applicable law where such entity was organized or formed.

"Parent" as defined in the preamble.

Schedule A-4

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

"Permitted Indebtedness" shall have the meaning set forth in the Indenture.

"Permitted Lien" shall have the meaning assigned to the term "Permitted Encumbrance" in the Asset Purchase Agreement.

"Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, business entity, Governmental Authority or government or any agency or political subdivision thereof.

"property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

"PTE" as defined in Section 7.3.a).

"Purchase Price" as defined in Section 2(a).

"Purchaser" or "Purchasers" means each of the purchasers that has executed and delivered this Agreement to the Issuer, provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to the Indenture shall cease to be included within the meaning of "Purchaser" of such Note for the purposes of this Agreement upon such transfer.

"QPAM Exemption" as defined in Section 7.3.d).

"Rating Agency" as defined in the Indenture.

"Porter Hedges" as defined in Section 4.4.

"Related Fund" means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

"Restricted Transaction" as defined in Section 19.

"ROFR Notice" as defined in Section 19.

"ROFR Period" as defined in Section 19.

"RLF" as defined in Section 4.4.

"Secured Parties" shall have the meaning assigned to such term in the Indenture.

"Securities" or "Security" shall have the meaning specified in section 2(1) of the Securities Act.

Schedule A-5

"Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"Seller" as defined in the preamble.

"Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of any Alpine Party (as applicable).

"Source" shall have the meaning assigned to such term in Section 7.3.

"Substitute Purchaser" as defined in Section 17.

"SVO" means the Securities Valuation Office of the NAIC or any successor to such Office.

"Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

"U.S. Economic Sanctions Laws" means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

"U.S. Risk Retention Rules" means risk retention regulations in 17 C.F.R. Part 246 as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in an adopting release or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

"USA PATRIOT Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (signed into law October 26, 2001), as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"Wellbore Interests" shall have the meaning assigned to such term in the Indenture.

Schedule A-6